Exhibit (d)(2)


                         FIRST SUPPLEMENTAL INDENTURE

          THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is dated as of August 15, 2003, by and between Airborne, Inc., a Delaware corporation, as Issuer (the "Company"), each of the entities identified as Guarantors on the signature page hereto (collectively the "Guarantors"), and The Bank of New York, a New York banking corporation (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of March 25, 2002 (the "Indenture"; capitalized terms used and not otherwise defined herein have the meanings given such terms in the Indenture), pursuant to which the Company issued $150,000,000 in aggregate principal amount of 5.75% Convertible Senior Notes due April 1, 2007 (the "Notes");

          WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of March 25, 2003 (the "Merger Agreement") with DHL Worldwide Express, B.V., a company organized and existing under the laws of the Netherlands ("DHL") and Atlantis Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of DHL ("Atlantis"), pursuant to which Atlantis shall merge with and into the Company (the "Merger");

          WHEREAS, the Company shall continue as the surviving corporation of the Merger and will be a wholly-owned subsidiary of DHL (the "Surviving Corporation");

          WHEREAS, the merger consideration to be paid in connection with the Merger is one share of common stock of ABX Air, Inc., a Delaware corporation ("ABX Air") and $21.25 in cash (collectively, the "Merger Consideration") for each share of Company common stock;

          WHEREAS, pursuant to Section 8.1 of the Indenture, the Surviving Corporation has requested the Trustee to enter into this Supplemental Indenture; and

          WHEREAS, Section 8.1 of the Indenture provides that the Company, the Guarantors and the Trustee may enter into a Supplemental Indenture without the consent of any Holders of securities of the Company for the purpose of evidencing the succession of another Person to the Company and the assumption by such successor of the covenants and obligations of the Company contained in the Indenture and in the Notes;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Surviving Corporation, the Guarantors and the Trustee mutually covenant and agree as follows:

                                  ARTICLE 1
                           SUCCESSOR TO THE COMPANY

          SECTION 1.1. Assumption of Obligations by Successor Company. The Surviving Corporation, as the surviving corporation, hereby expressly assumes
(i) the due and punctual payment of the principal of, premium, if any, and interest (including Liquidated Damages, if any) on all of the Securities as applicable, and (ii) the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed.

          SECTION 1.2. Conversion Rights. Pursuant to Section 12.11 of the Indenture, the Surviving Corporation hereby agrees that the Holder of each Security Outstanding as of the date of this Supplemental Indenture shall have the right hereafter, during the period such Security shall be convertible as specified in Section 12.11 of the Indenture, to convert such Securities only into the Merger Consideration.

          SECTION 1.3. Adiustments of Conversion. The Surviving Corporation hereby agrees that the ABX Air common stock isssuable pursuant to Section 1.2 hereof shall be subject to adjustments that are as nearly equivalent as may be practicable to the adjustments provided for in Article 12 of the Indenture.

                                  ARTICLE 2.
                             CONDITIONS PRECEDENT

          SECTION 2.1. Officer's Certificate. Trustee shall have received an Officer's Certificate in a form reasonably satisfactory to Trustee and its counsel stating that the Merger and this Supplemental Indenture comply with
Article VII of the Indenture and that all conditions precedent set forth in the Indenture have been complied with.

          SECTION 2.2. Opinion of Counsel. Trustee shall have received originally executed copies of a favorable written opinion from (A) the general counsel for the Surviving Corporation, stating that this Supplemental Indenture has been duly authorized, executed and delivered by the Surviving Corporation, and (B) Simpson Thacher & Bartlett LLP, outside counsel for the Surviving Corporation, stating that (i) the execution of the Supplemental Indenture is authorized and permitted by the Indenture, (ii) this Supplemental Indenture constitutes a valid and legally binding obligation of the Surviving Corporation enforceable against the Surviving Corporation in accordance with its terms, (iii) the Merger and this Supplemental Indenture comply with
Article VII of the Indenture and (iv) all conditions precedent set forth in the Indenture have been complied with.

          SECTION 2.3. No Events of Default. As of the date hereof and after giving effect to the Merger, no Event of Default, and no event that after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

                                   ARTICLE 3
                                 MISCELLANEOUS

          SECTION 3.1. Section 8.1 of the Indenture; Time Amendments Become Operative. This Supplemental Indenture is a supplemental indenture pursuant to
Section 8.1 of the Indenture. Upon execution and delivery of this Supplemental Indenture, the Indenture shall be amended and supplemented in accordance herewith, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control. Notwithstanding an earlier execution date, the amendments contained in this Supplemental Indenture shall not become operative until the date and time the Merger is consummated.

          SECTION 3.2. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

          SECTION 3.3. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 3.4. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 3.5. Full Force and Effect. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Indenture shall continue in full force and effect, and all references to the Indenture in the Indenture shall be deemed to mean the Indenture as supplemented and amended pursuant hereto.

          SECTION 3.6. Trustee. The Trustee makes no representation as to the validity, sufficiency or legality of this Supplemental Indenture; the statements made herein are deemed to be those of the Surviving Corporation and not the Trustee.

                 [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                              THE BANK OF NEW YORK,
                              as Trustee



                              By:  /s/ Michael Pitfick
                                   ---------------------------
                              Name:  Michael Pitfick
                              Title: Assistant Vice President



                              AIRBORNE, INC.,
                              as Issuer



                              By:  /s/ David C. Anderson
                                   --------------------------
                              Name:  David C. Anderson
                              Title: Secretary



                              AIRBORNE EXPRESS, INC.,
                              as Guarantor



                              By:  /s/ David C. Anderson
                                   ---------------------------
                              Name:  David C. Anderson
                              Title: Vice President, General Counsel and
                                     Corporate Secretary



                              ABX AIR, INC., as Guarantor



                              By:  /s/ W. Joseph Payne
                                   ---------------------------
                              Name:  W. Joseph Payne
                              Title: Secretary



                              SKY COURIER, INC., as Guarantor



                              By:  /s/ David C. Anderson
                                   ---------------------------
                              Name:  David C. Anderson
                              Title: Secretary

                              WILMINGTON AIR PARK, LLC, (successor to
                              Wilmington Air Park, Inc.), as Guarantor


                              By:    ABX Air, Inc.
                              Its:   sole member


                              By:  /s/ W. Joseph Payne
                                   ---------------------------
                              Name:  W. Joseph Payne
                              Title: Secretary


                              AIRBORNE FTZ, INC., as Guarantor

                              By:  /s/ W. Joseph Payne
                                   ---------------------------
                              Name:  W. Joseph Payne
                              Title: Secretary


                              AVIATION FUEL, INC., as Guarantor

                              By:  /s/ W. Joseph Payne
                                   ---------------------------
                              Name:  W. Joseph Payne
                              Title: Secretary


                              SOUND SUPPRESSION, INC., as Guarantor


                              By:  /s/ Quint Turner
                                   ---------------------------
                              Name:  Quint Turner
                              Title: Vice President, Administration